SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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THORIUM POWER, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THORIUM POWER, LTD
1600 Tysons Boulevard, Suite 550
McLean, VA 22102
571.730.1200

September 22, 2008

Dear Shareholder:

On behalf of the Board of Directors of Thorium Power, Ltd. (the “Company”), I invite you to attend our 2008 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	875 Third Avenue, 10th Floor New York, New York 10022
On:	October 24, 2008
Time:	11:00 a.m., local time

The Notice of Annual Meeting of Shareholders, the Proxy Statement and our 2008 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities. You will also have an opportunity to meet the directors and other key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s auditors and consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our shareholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Thorium Power, Ltd. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Peter Charles, Director of Corporate Communications and Investor Relations, at (571) 730-1200.

Sincerely,

/s/ Seth Grae
Seth Grae
Chief Executive Officer

THORIUM POWER, LTD.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 24, 2008

To the Shareholders of THORIUM POWER, LTD.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Thorium Power, Ltd., a Nevada corporation (the “Company”), will be held on Friday, October 24, 2008, at 11:00 a.m., local time, at 875 Third Avenue, 10th Floor, New York, New York 10022 for the following purposes:

(1)	To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;
(2)	To ratify the selection by the Audit Committee of Child, Van Wagoner & Bradshaw PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;
(3)	Approve and ratify an amendment of our Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock on or before October 24, 2009 of up to 1-for-50 without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders;
(4)	To approve an amendment to the articles of incorporation of the Company to change the Company’s name to Lightbridge Corporation; and
(5)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 12, 2008 are entitled to notice and to vote at the Meeting and any adjournment.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2008 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card or casting your vote via telephone or the internet as directed on the proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intentions via telephone or the Internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

By Order of the Board of Directors,

/s/ Dennis Hays
Dennis Hays
Secretary

September 22, 2008

THORIUM POWER, LTD.
1600 Tysons Boulevard, Suite 550
McLean, VA 22102

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Thorium Power, Ltd., a Nevada corporation (the “Company,” “Thorium Power” or “we”), for the 2008 Annual Meeting of Shareholders (the “Meeting”). The Meeting is to be held at 11:00 a.m., local time, on Friday, October 24, 2008, and at any adjournment or adjournments thereof, at 875 Third Avenue, 10th Floor, New York, New York, 10022.

The approximate date on which the Proxy Statement and proxy card are intended to be sent or given to shareholders is September 19, 2008.

The purposes of the Meeting are to seek shareholder approval of four proposals: (i) electing five (5) directors to the Board, (ii) ratifying the appointment of the Company’s accountants for fiscal year 2008, (iii) approving and ratifying an amendment of our Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock, on or before October 24, 2009, of up to 1-for-50 without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders, and (iv) approving an amendment to the articles of incorporation of the Company changing the name of the Company to Lightbridge Corporation.

Who May Vote

Only shareholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on September 12, 2008 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of shareholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, at the executive offices of the Company at 1600 Tysons Boulevard, Suite 550, McLean, VA 22102, by contacting the Secretary of the Company.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by one of the following methods:

•	completing and signing the proxy card and mailing it in the enclosed postage-paid envelope;
•	calling the toll-free telephone number 1-800-690-6903 provided on the proxy card; or
•	voting on the Internet at the website www.proxyvote.com.

Voting by telephone is not available to persons outside of the United States. Complete instructions for voting by any of the above methods are included on the proxy card. If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR ratification of Child, Van Wagoner & Bradshaw PLLC as the Company’s independent registered public accounting firm, FOR authorization of a reverse stock split and FOR approval of the change of the Company’s name to Lightbridge Corporation. In addition, if other matters come before the Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the five candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proposal 2 (Ratification of Independent Auditors), Proposal 3 (Authorization of Reverse Stock Split) and Proposal 4 (Name Change) each requires the vote of a majority of the shares present in person or by proxy at the Meeting for approval.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected by calling the toll-free telephone number listed above (within the United States only), by accessing the Internet website www.proxyvote.com or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2007 Annual Report and Proxy Statement for the 2008 Annual Meeting of Shareholders will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the 2006 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact Dennis Hays, Secretary, Thorium Power, Ltd., 1600 Tysons Boulevard, Suite 550, McLean, VA 22102, telephone number (571) 730-1200, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the board of directors.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Seth Grae. Mr. Grae, age 45, was named the Chief Executive Officer and President of the Company on March 17, 2006, and effective April 2, 2006, became a director of the Company.

Mr. Grae was the President, the Chief Executive Officer and a director of Thorium Inc. prior to the merger with the Company. Mr. Grae has played an active role in all business activities of Thorium Inc. since its inception in 1992. Mr. Grae led the efforts that resulted in Thorium Inc.’s project at the Kurchatov Institute becoming one of the first grant recipients from the United States Department of Energy (“DOE”) for nuclear non-proliferation-related work in Russia. He is a member of the board of directors of the Bulletin of the Atomic Scientists and has served as co-chair of the American Bar Association’s Committee on Arms Control and Disarmament. As a former member of the board of directors of the Lawyers Alliance for World Security, Mr. Grae helped advise on the drafting of nuclear export control regulations in China and Belarus, and he participated in consultations with the government of India on nuclear power and weapons. On a pro bono basis, he represented refuseniks, who were nuclear scientists, in securing exit visas from the Soviet Union. Mr. Grae obtained his B.A. from Brandeis University cum laude, J.D. from American University, LL.M. in International Law with honors from Georgetown University and M.B.A. from Georgetown University. He has been admitted to the bars of New York, Connecticut, and Florida (all now inactive).

Thomas Graham, Jr. Ambassador Graham, age 74, became a director of the Company on April 2, 2006, and chairman of the board of directors on April 4, 2006.

Ambassador Graham is one of the world’s leading experts in nuclear non-proliferation. He is Chairman of the Board of the Cypress Fund for Peace and Security. Ambassador Graham has served as a senior U.S. diplomat involved in the negotiation of every major international arms control and non-proliferation agreement for the past 35 years, including the Strategic Arms Limitations Talks (SALT), Strategic Arms Reduction Talks (START Treaties), Anti-Ballistic Missile (ABM) Treaty, Intermediate Nuclear Forces (INF) Treaty, Nuclear Non-Proliferation Treaty (NPT), Conventional Armed Forces in Europe (CFE) Treaty and Comprehensive Test Ban Treaty (CTBT). In 1993, Ambassador Graham served as the Acting Director of the U.S. Arms Control and Disarmament Agency (ACDA), and for seven months in 1994 served as the Acting Deputy Director. From 1994 through 1997, he served as the Special Representative of the President of the United States for Arms Control, Non-Proliferation and Disarmament, and in this capacity successfully led U.S. government efforts to achieve the permanent extension of the NPT. He also served for 15 years as the general counsel of ACDA. Ambassador Graham worked on the negotiation of the Chemical Weapon Convention and the Biological Weapons Convention. He drafted the implementing legislation for the Biological Weapons Convention and managed the Senate approval of the ratification of the Geneva Protocol banning the use in war of chemical and biological weapons. He is also Chairman of the Board of Mexco Energy Corporation, an oil and gas exploration company listed on the American Stock Exchange (stock ticker symbol MXC). Ambassador Graham received an A.B. in 1955 from Princeton and a J.D. in 1961 from Harvard University. He is a member of the Kentucky, the District of Columbia and the New York Bars and is a member of the Council on Foreign Relations. He chaired the Committee on Arms Control and Disarmament of the American Bar Association from 1986-1994. Ambassador Graham received the Trainor Award for Distinction in Diplomacy from Georgetown University in 1995.

Victor E. Alessi. Dr. Alessi, age 67, became a director of the Company on August 23, 2006.

Dr. Victor E. Alessi is President Emeritus of the United States Industry Coalition (“USIC”), an organization dedicated to facilitating the commercialization of technologies of the New Independent States (“NIS”) of the former Soviet Union through cooperation with its members. He has held such position since August 1, 2006; prior to becoming President Emeritus, Dr. Alessi held the positions of CEO and President of USIC since 1999. Previously, he was President of DynMeridian, a subsidiary of DynCorp, specializing in arms control, nonproliferation, and international security affairs. Before joining DynMeridian in early 1996, Dr. Alessi was the Executive Assistant to the Director, U.S. Arms Control and Disarmament Agency (“ACDA”). At ACDA he resolved inter-bureau disputes, and advised the Director on all arms control and nonproliferation issues. Dr. Alessi served as Director of the Office of Arms Control and Nonproliferation in the Department of Energy (“DOE”) prior to his work at ACDA, overseeing all DOE arms control and nonproliferation activities. As a senior DOE representative, Dr. Alessi participated in U.S. efforts that led to successful conclusion of the Intermediate Nuclear Forces (INF), Conventional Forces in Europe, Threshold Test Ban, Peaceful Nuclear Explosions, Open Skies, Strategic Arms Reductions Talks Treaties and the Chemical Weapons Convention. In this role, he was instrumental in implementing the U.S. unilateral nuclear initiative in 1991 and was a member of the U.S. delegation discussing nuclear disarmament with Russia and other states of the former Soviet Union. He was in charge of DOE’s support to the U.N. Special Commission on Iraq, to the Nunn-Lugar Initiative, and represented DOE in discussions on the Comprehensive Test Ban (“CTB”) with the other nuclear weapons states before the CTB negotiations began in Geneva in 1994. Dr. Alessi has been the U.S. board member to the International Science and Technology Center in Moscow since its founding. He is also the U.S. board member to the Science and Technology Center in Ukraine. Dr. Alessi is a 1963 graduate of Fordham University, where he also earned a licentiate in Philosophy (Ph.L.) in 1964. He studied nuclear physics at Georgetown University, receiving his M.S. in 1968 and Ph.D. in 1969.

Jack D. Ladd. Mr. Ladd, age 58, became a director of the Company on October 23, 2006.

Mr. Ladd is the Dean of the School of Business of the University of Texas of the Permian Basin (UTPB), having been appointed to that position in July, 2007. Mr. Ladd was previously the Director of the John Ben Shepperd Leadership Institute of UTPB, having served as the head of that institution beginning in September, 2004. Earlier in his career Mr. Ladd was a practicing attorney with the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., in Midland, Texas. Mr. Ladd was appointed to the Texas State Securities Board in 2002 and two years later was designated its Chairman. Mr. Ladd has almost three decades of experience in public affairs, law, governance, and public service. As a practicing attorney, he has served on numerous civic, educational, religious and governmental boards and committees. He holds the Doctor of Jurisprudence degree from The University of Texas in Austin and a B.A. from the University of Texas in Austin.

Daniel B. Magraw, Jr. Mr. Magraw, age 61, became a director of the Company on October 23, 2006.

Mr. Magraw is a leading expert on international environmental law and policy. Mr. Magraw is President and CEO of the Center for International Environmental Law (CIEL). He has held this position since 2001. From 1992-2001, he was Director of the International Environmental Law Office of the US Environmental Protection Agency. He is a member of the U.S. Department of State Study Group on International Business Transactions and was Chair of the 15,000-member Section of International Law and Practice of the American Bar Association. He practiced international law, constitutional law, and bankruptcy law at Covington & Burling in Washington, DC from 1978-1983. Mr. Magraw is a widely-published author in the field of international environmental law. He is a graduate of Harvard University and the University of California, Berkeley Law School. Since 1996, Mr. Magraw has been a member of the board of directors of Thorium Inc., which is now a wholly-owned subsidiary of the Company.

Erik Hallstrom. Mr. Hallstrom, age 40, became the Chief Operating Officer of the Company on February 1, 2007.

Mr. Hallstrom is a native of Sweden. He served as a lieutenant in that nation’s military, and as diplomat at the Swedish Embassy in Moscow with a focus on energy, manufacturing and environmental issues. From 1994 – 2002, Mr. Hallstrom worked with the Boston Consulting Group in Europe and North America, where he managed initiatives to create new high tech businesses and advised multinational companies on their strategic direction. Most recently, from 2003 – 2006, Mr. Hallstrom served as Senior Vice President of WorldSpace Satellite Radio, a provider of satellite-based radio to markets in Asia, Europe, the Middle East and Africa. He holds a Master’s degree in Engineering from the Royal Institute of Technology in Sweden, a Master’s degree in Economics and Business Administration from the Stockholm School of Economics and an MBA with distinction from INSEAD in France.

James Guerra. Mr. Guerra, age 56, became the Chief Financial Officer and Treasurer of the Company on October 29, 2007.

A seasoned financial executive, Mr. Guerra’s experience encompasses domestic and international markets as well as a diverse range of industries including nuclear energy. Most recently, he served as Vice President of Finance and Chief Financial Officer of Exelon Business Services Company from 2002 to 2007. Exelon Business Services Company is the corporate services and operating company of Exelon, the largest producer of nuclear energy in the United States. From 2000-2002, Mr. Guerra served as Vice President of Business Operations and Controller of Exelon Nuclear. Prior to joining Exelon, Mr. Guerra was Vice President of Finance and Treasurer and Controller of Grupo Dina, the Mexico City-based manufacturer of trucks and the largest producer of motor coaches and bus spare parts in North America. Earlier in his career, Mr. Guerra served in senior financial management positions with AT&T, Citigroup, and Beatrice Companies. Mr. Guerra holds a B.A. in Economics from the University of Notre Dame, an M.M. in Accounting/Finance from the Kellogg School of Management of Northwestern University and is a licensed CPA in the State of Illinois.

Andrey Mushakov. Mr. Mushakov, age 31, became the Executive Vice President – International Nuclear Operations of the Company on July 27, 2006.

Mr. Mushakov has served as Treasurer and Secretary of Thorium Power, Inc. since 2003. He is the primary liaison between Thorium Power and the Russian nuclear institutes in Moscow. Mr. Mushakov has expertise in financial analysis, financial planning and budgeting, financial reporting and accounting, structuring business transactions, and government contract negotiations. In 2004, Mr. Mushakov led successful negotiations with officials from the National Nuclear Security Administration and Oak Ridge National Laboratory (ORNL) that resulted in signing of a $3.5 million government contract between ORNL and Kurchatov Institute for work relating to the Thorium Power's nuclear fuel development effort in Russia. His prior experience includes finance-related work in the banking and construction sectors. Mr. Mushakov has the following degrees: PhD in Economics from St. Petersburg State University of Economics and Finance (Russia), MS in Management with excellence (MBA equivalent) from Hult International Business School (formerly the Arthur D. Little School of Management), where he was enrolled as a recipient of the Russian President's Scholarship, and BS in Banking and Finance with honors from the Finance Academy of Russia.

Dennis K. Hays. Ambassador Hays, age 55, became Vice President for Strategic, Governmental, and Public Affairs on July 27, 2006. He also serves as Company Spokesman and Board Secretary.

Ambassador Hays joined the United States Foreign Service in 1976 and served overseas in the Caribbean, Africa, and South America. He also worked as an advance man for Presidential and Vice Presidential visits overseas, and was twice elected President of the American Foreign Service Association (AFSA), the union and professional voice of the Foreign Service worldwide. Ambassador Hays was the Coordinator for Cuban Affairs at the Department of State from 1993 to 1995 and served as Director of the Office for Mexican Affairs the following year. He was the United States Ambassador to the Republic of Suriname from February 1997 to June 2000. After leaving government service, Ambassador Hays was the Executive Vice President of the Cuban American National Foundation from July 2000 to October 2003 and Managing Director of the Washington, D.C. based Global and Government Affairs practice of Tew Cardenas, LLP until joining Thorium Power in 2006. Ambassador Hays has been awarded the State Department's Superior Honor Award four times

(1981, 1987, 1991 and 1995) and the Meritorious Honor Award once (1979). He received the Christian Herter Award for Intellectual Courage in 1996 and the Order of the Palm from the Republic of Suriname in 2000. He earned an undergraduate degree in American Studies from the University of Florida and a Masters degree in Public Administration from the John F. Kennedy School of Government of Harvard University. He is also a 1993 graduate of the National War College.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named executive officers during the 2007 fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Seth Grae CEO, President and Director	2006	254,762	5,050,000	1,319,240	6,624,002
	2007	275,000	127,088	1,670,845	2,072,933
Thomas Graham, Jr. - Chairman(2)	2006	91,722	26,250	186,567	304,539
	2007	160,000	33,649	269,432	303,241
Erik Hallstrom - Chief Operating Officer	2007	175,595	137,254	67,792	380,641

(1)	The valuation of stock based compensation is based in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, which requires the measurement of the cost of employee services received in exchange for an award of an equity instrument on the grant-date fair value of the award.
(2)	Though his official title is Chairman of the Board of Directors, Mr. Graham is considered to be an executive officer of the Company.

Narrative disclosure to summary compensation table

On February 14, 2006, the Company entered into an employment agreement with Seth Grae, wherein the Company agreed to pay to Mr. Grae an annual salary of $275,000 for performing the duties described in the employment agreement. In addition, the Company agreed to issue to Mr. Grae 5,000,000 shares of common stock; all 5,000,000 shares of stock vested immediately on issuance. Mr. Grae’s employment officially commenced on March 17, 2006, the date that the Company obtained D&O liability insurance coverage, and terminates on the fifth anniversary of the date of the agreement.

Also on February 14, 2006, the Company entered into an option agreement with Seth Grae, wherein the Company granted to Mr. Grae 7,200,000 non-qualified stock options, with a term of ten years at an exercise price of $0.795 per share. Mr. Grae’s option vested with respect 6/48 of the total number of shares on the six month anniversary of the option agreement, and the remaining shares vest in equal monthly installments of 1/48 the total number of shares until all shares underlying the Option have vested. Mr Grae’s option will immediately and automatically vest in full upon a Change of Control, the termination of Mr. Grae’s employment by the Company without Cause, or the termination of Mr. Grae’s employment by Mr. Grae for Good Reason. “Change of Control,” “Cause,” and “Good Reason” are each defined in that certain employment agreement between Mr. Grae and the Company, dated February 14, 2006.

In December 2006, the Board of Directors granted to Mr. Grae 3 million shares of the Company’s common stock as a year end 2006 bonus.

On December 5, 2007, the Compensation Committee of the Board of Directors granted to Mr. Grae 363,108 shares of the Company’s common stock as part of its annual equity compensation to employees. Additionally on December 5, 2007, the Compensation Committee granted to Mr. Grae two separate incentive stock options to purchase the Company’s common stock. The first option is a 10 year option to purchase 1,089,324 shares of the Company’s common stock, vesting in equal monthly instalments over a three year period with an exercise price of $0.35. The second option is an 8 year option to purchase 5,000,000 shares of the Company’s common stock, vesting in equal monthly instalments over a two year period with an exercise price of $0.45.

On July 27, 2006, the Company granted to Mr. Graham, pursuant to the Company’s Second Amended and Restated 2006 Stock Plan, a non-qualified ten-year option for the purchase of 1,500,000 shares of the common stock of the Company, at an exercise price of $0.49 per share. Mr. Graham’s option vested with respect 1/36 of the total number of shares on the date of grant, and the remaining shares vest in equal monthly installments of 1/36 the total number of shares until all shares underlying the Option have vested. Mr. Graham’s option will immediately and automatically vest in full upon a Change of Control, the termination of Mr. Graham’s employment by the Company without Cause, or the termination of Mr. Graham’s employment by Mr. Graham for Good Reason. “Change of Control,” “Cause,” and “Good Reason” are each defined in that certain employment agreement between Mr. Graham and the Company, dated July 27, 2006.

On December 15, 2006, the Company and Mr. Graham entered into an agreement whereby the parties cancelled an option, held by Mr. Graham, to purchase 2,562,780 shares of the Company’s common stock at an exercise price of $10.00. In consideration for terminating the options above, the Company then granted to Mr. Graham a non-qualified two-year option for the purchase of 467,242 shares of the common stock of the Company, at an exercise price of $0.30 per share. The pricing and amount of shares granted to Mr. Graham was determined using the Black-Scholes option pricing model, so that the value of the cancelled and newly granted shares was the same.

In June 2007, Mr. Graham and the Company entered into an employment agreement, effective August 1, 2007, that superceded the prior employment agreement dated July 26, 2007. Under the terms of the new agreement, the Company agreed to pay Mr. Graham an annual salary of $210,000, as consideration for performance of his duties as an officer of the Company. In addition, the Company agreed to grant to Mr. Graham a ten-year incentive stock option for the purchase of 1,500,000 shares of the common stock of the Company at an exercise price of $0.27 per share. The initial term of Mr. Graham’s employment agreement is one year and will automatically extend for additional one-year periods unless terminated by either party in accordance with its terms and conditions.

On July 5, 2007, the Company granted to Mr. Graham, pursuant to the Company’s Second Amended and Restated 2006 Stock Plan, a non-qualified ten-year option for the purchase of 1,500,000 shares of the common stock of the Company, at an exercise price of $0.27 per share. Mr. Graham’s option vested with respect 1/36 of the total number of shares on the date of grant, and the remaining shares vest in equal monthly installments of 1/36 the total number of shares until all shares underlying the Option have vested. Mr. Graham’s option will immediately and automatically vest in full upon a Change of Control, the termination of Mr. Graham’s employment by the Company without Cause, or the termination of Mr. Graham’s employment by Mr. Graham for Good Reason. “Change of Control,” “Cause,” and “Good Reason” are each defined in that certain employment agreement between Mr. Graham and the Company, dated August 1, 2007.

On December 5, 2007, the Compensation Committee of the Board of Directors granted to Mr. Graham 96,141 shares of the Company’s common stock as part of its annual equity compensation to employees. Additionally on December 5, 2007, the Compensation Committee granted to Mr. Graham a 10 year incentive stock option to purchase 288,422 shares of the Company’s common stock, vesting in equal monthly instalments over a three year period with an exercise price of $0.35.

On January 24, 2007, the Company entered into an employment agreement with Mr. Hallstrom, dated February 1, 2007, pursuant to which the Company agreed to pay Mr. Hallstrom an annual salary of $200,000, as consideration for performance of his duties as Chief Operating Officer. In addition, the Company has agreed (i) to issue to Mr. Hallstrom 1,000,000 shares of common stock of the Company and (ii) pursuant to the Company’s 2007 Stock Plan, to grant to Mr. Hallstrom a ten-year incentive option for the purchase of 1,000,000 shares of the common stock of the Company, at an exercise price equivalent to the fair market price on February 1, 2007, the effective date of the Agreement. The term of the Agreement commenced on February 1, 2007, and will end when terminated by either party as provided in the Agreement. On April 12, 2007, the Company officially granted to Mr. Hallstrom the above listed shares of common stock, as well as the above listed 10 year incentive stock option to purchase 1,000,000 shares of the Company’s common stock, vesting monthly over three years with an exercise price of $0.30.

On December 5, 2007, the Compensation Committee of the Board of Directors granted to Mr. Hallstrom 185,804 shares of the Company’s common stock as part of its annual equity compensation to employees. Additionally on December 5, 2007, the Compensation Committee granted to Mr. Hallstrom a 10 year incentive stock option to purchase 557,413 shares of the Company’s common stock, vesting in equal monthly instalments over a three year period with an exercise price of $0.35.

Outstanding Equity Awards at Fiscal Year End – 2007

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Seth Grae, President, CEO and Director	1,500,000		5,700,000	—	$0.795	02/14/16		—	—	—	—
	3,844,170	(2)	—	—	$0.156	08/17/10		—	—	—	—
	1,486,412	(3)	—	—	$0.39	01/31/07	(4)	—	—	—	—
	1,089,324		—	—	$0.35	12/05/17		—	—	—	—
	5,000,000		—	—	$0.45	12/05/15		—	—	—	—
Thomas Graham, Jr. - Chairman	250,000		1,244,624	—	$0.49	07/27/16		—	—	—	—
	467,242		—	—	$0.30	12/15/08		—	—	—	—
	288,422		—	—	$0.35	12/05/17		—	—	—	—
	375,003		1,124,997	—	$0.27	07/05/17		—	—	—	—
Erik Hallstrom - Chief Operating Officer	208,332		796,118	—	$0.30	02/01/17		—	—	—	—
	557,413			—	$0.35	12/05/17		—	—	—	—
	—		—	—	—	—		722,222	$274,444	—	—

1. The vesting schedules for each of the options listed is included in the respective narrative description set forth below.

2. Mr. Grae was initially granted 150,000 stock options pursuant to his employment with Thorium Power Inc. (“TP Inc.”), prior to the merger with the Company. Upon consummation of the merger on October 6, 2006, and pursuant to the Agreement and Plan of Merger between the Company and TP Inc., these options to purchase 150,000 shares of TP Inc., at an exercise price of $4.00 per share, were converted into options to purchase 3,844,170 shares of the Company at an exercise price of $0.156.

3. Mr. Grae was initially granted 28,000 stock options pursuant to his employment with TP Inc. prior to the merger with the Company. Upon consummation of the merger on October 6, 2006, and pursuant to the Agreement and Plan of Merger between the Company and TP Inc., these options to purchase 28,000 shares of TP Inc., at an exercise price of $10.00 per share, were converted into options to purchase 1,486,412 shares of the Company at an exercise price of $0.39.

4. On January 16, 2007, these options were repriced to $0.50 and the term of the option was extended to January 31, 2009; on January 16, 2007, the trading price of the Company’s common stock was $0.38.

Narrative to outstanding equity awards table

This information is located in the narrative to the summary compensation table above.

DIRECTOR COMPENSATION – 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Total ($)
Victor Alessi	40,000	9,776	27,881	(1)	77,657
Jack Ladd	20,000	29,776	27,881	(1)	77,657
Daniel Magraw	20,000	29,776	27,881	(1)	77,657

(1)	Each of Messrs. Alessi, Ladd and Magraw had an aggregate of 527,881 option awards outstanding as of December 31, 2007.

Narrative to director compensation table

We currently have three independent directors: Victor Alessi, Jack Ladd and Daniel Magraw. Mr. Alessi became a director of the Company on August 21, 2006. Pursuant to the Independent Director Contract between Mr. Alessi and the Company, Mr. Alessi receives $40,000 in cash per year for acting as a director of the Company. Messrs. Ladd and Magraw became directors of the Company on October 23, 2006. Pursuant to their respective Independent Director Contracts with the Company, each of Messrs. Ladd and Magraw receives $20,000 in cash per year and $20,000 worth of the Company’s common stock per year for serving on the board of directors of the Company. On December 5, 2007, the Compensation Committee of the Board of Directors granted to Mr. Magraw 27,931 shares of the Company’s common stock as part of its annual equity compensation to employees.

Additionally, each of Messrs. Alessi, Ladd and Magraw were granted non-qualified options to purchase up to 500,000 shares of the common stock of the Company which shall vest with respect to 1/36 of the total number of shares on the one month anniversary of the date of grant; the remaining shares will subsequently vest 1/36 on the first day of each month thereafter until all options have vested. Each option shall immediately and automatically vest in full upon the termination of the respective director’s employment by the Company without cause.

Except for Messrs. Alessi, Ladd and Magraw, all of our current directors are also our officers and are compensated for the services that they provide to us in their capacity as officers. Other than Messrs. Alessi, Ladd and Magraw, our current directors do not receive any additional compensation for the services they provide to us as directors. Directors are reimbursed for out of pocket expenses incurred as a result of their participation on our board.

On December 5, 2007, the Compensation Committee of the Board of Directors granted to each of Messrs. Alessi, Ladd and Magraw 27,931 shares of the Company’s common stock as part of its annual equity compensation to employees. Additionally on December 5, 2007, the Compensation Committee granted to each of Messrs. Alessi, Ladd and Magraw a 10 year incentive stock option to purchase 83,794 shares of the Company’s common stock, vesting in equal monthly instalments over a three year period with an exercise price of $0.35.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of September 1, 2008 for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock(3)
Seth Grae	26,354,767	8.45%
Thomas Graham, Jr.	3,595,924	1.19%
Andrey Mushakov	4,048,998	1.34%
Erik Hallstrom	1,522,484	0.51%
James Guerra	608,698	0.20%
Dan Magraw	945,504	0.32%
Victor Alessi	414,646	0.14%
Jack Ladd	602,366	0.20%
Directors and Officers as a Group (seven people)	38,093,387	11.95%

* Denotes less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares.
(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity.
(3)	A total of 299,395,310 shares of the Company’s common stock are considered to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.
(4)	Shares owned as of April 1, 2008, are based upon public filings with the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

There are currently five (5) directors serving on the Board. At the Meeting, five (5) directors will be elected, each to hold office until the next Annual Meeting of Shareholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

As provided in its charter, the Nominating and Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Governance Committee considers recommendations for director nominees, including those submitted by the Company’s shareholders, on the bases described below. Shareholders may recommend nominees by writing to the Nominating and Governance Committee c/o the Secretary at 1600 Tysons Boulevard, Suite 550, McLean, Virginia, 22102. Shareholder recommendations will be promptly provided to the chairman of the Nominating and Governance Committee. To be considered by the Nominating and Governance Committee for inclusion in the proxy for the 2008 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on December 31, 2008.

In identifying and evaluating nominees, the Nominating and Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual board members, the Corporate Governance and Nominating Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the company's business and technology; the international nature of the company’s operations, educational and professional background; and personal accomplishment. The Corporate Governance and Nominating Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of the company's business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. Although the Company is not listed on NASDAQ, the board of directors has determined that it is important for the Company to comply with the independent director requirements of NASDAQ. The Corporate Governance and Nominating Committee, therefore, also ensures that not less than a majority of directors shall satisfy the NASDAQ Stock Market, Inc independence requirements.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Seth Grae	45	President and Chief Executive Officer and Director	April 2, 2006
Thomas Graham, Jr.	74	Chairman and Director	April 2, 2006
Victor E. Alessi	67	Director	August 23, 2006
Jack D. Ladd	58	Director	October 23, 2006
Daniel B. Magraw	61	Director	October 23, 2006

For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management,” which starts on page 11 of this Proxy Statement.

See “Directors and Executive Officers” above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has four standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee, (iii) Corporate Governance and Nominating Committee and (iv) Executive Committee. Each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees.

Each of our four standing committees were formed on January 16, 2007. During the fiscal year ended December 31, 2007, each of our four committees met four times.

Audit Committee

Our audit committee consists of Messrs. Alessi, Ladd and Magraw, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Mr. Ladd serves as our audit committee financial expert as that term is defined by the applicable SEC rules. The audit committee is responsible for, among other things:

•	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;
•	reviewing with our independent auditors any audit problems or difficulties and management’s response;
•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-B under the Securities Act of 1933, as amended;
•	discussing the annual audited financial statements with management and our independent auditors;
•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;
•	annually reviewing and reassessing the adequacy of our audit committee charter;
•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;
•	meeting separately and periodically with management and our internal and independent auditors; and
•	reporting regularly to the full board of directors.

Compensation Committee

Our compensation committee consists of Messrs. Alessi, Ladd and Magraw, each of whom “independent” as that term is defined under the Nasdaq listing standards. Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•	approving and overseeing the compensation package for our executive officers;
•	reviewing and making recommendations to the board with respect to the compensation of our directors;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

•	reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Messrs. Alessi, Ladd and Magraw, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The corporate governance and nominating committee assists the board of directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees. The corporate governance and nominating committee is responsible for, among other things:

•	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;
•	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;
•	identifying and recommending to the board the directors to serve as members of the board’s committees; and
•	monitoring compliance with our code of business conduct and ethics.

Executive Committee

Our Executive Committee consists of Messrs. Alessi, Grae and Graham. The Executive Committee of the Company exercises the power of the board of directors between regular meetings of the board of directors and when timing is critical. The Executive Committee also assists the Board in fulfilling its oversight responsibility with respect to management-level staff, outside services providers and third party vendors.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Jack D. Ladd and a review of Mr. Ladd’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Ladd shall be designated as an “audit committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-B, as Mr. Ladd has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2007, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

/s/ The Audit Committee
Jack D. Ladd, Victor E. Alessi and Daniel B. Magraw

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our shares of common stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5 furnished to us for the fiscal year ended December 31, 2007, we have determined that our directors, officers, and greater than 10% beneficial owners, except as provided below, complied with all applicable Section 16 filing requirements.

Thomas Graham, Jr. was late on one occasion in reporting a transaction on Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Child, Van Wagoner & Bradshaw, PLLC (“CVWB) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. CVWB was the Company’s independent registered public accounting for the fiscal years ending December 31, 2007, 2006 and 2005.

We are asking our shareholders to ratify the selection of CVWB as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of CVWB to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by CVWB that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of CVWB will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by CVWB for professional services rendered for the fiscal years ended December 31, 2007 and 2006, respectively:

	2007	2006(5)
Audit fees(1)	$35,000	$18,000
Audit-related fees(2)	0	0
Tax fees(3)	0	0
All other fees(4)	0	6,500

(1)	Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.
(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.
(4)	The services provided by our accountants within this category consisted of advice and other services relating to our transaction with the Pequot entities and other matters.
(5)	On October 6, 2006, the Company acquired Thorium Power Inc. (“TP Inc.”). This transaction was accounted for as a reverse acquisition. CVWB were the auditors for TP Inc. prior to the transaction and continue to be the auditors for the combined company. These fees represent fees paid to CVWB for services in 2006.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

The Board of Directors recommends a vote FOR ratification of the selection of CVWB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

PROPOSAL 3

APPROVAL AND RATIFICATION OF AN AMENDMENT OF THE ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD THE DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect, at any time, on or before October 24, 2009, it believes to be most advantageous to the Company and its shareholders, a reverse stock split of up to 1-for-50. A reverse stock split would be effected by the filing of an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada. The Board of Directors will have the ability to decline to file the Amended and Restated Articles of Incorporation without further stockholder action if it subsequently determines that a reverse stock split is no longer in the best interest of the Company.

Our Board of Directors believes that it may be necessary and prudent for the Company to amend our Articles of Incorporation to effect the reverse stock split in the near future because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with a similar anticipated market capitalization. Additionally, a reverse stock split should have the effect of raising the minimum bid price of our common stock on the Over-the-Counter Bulletin Board, which was $0.17 per share as of September 8, 2008. We are interested in becoming listed on the Nasdaq Stock Market, which has a minimum bid price requirement for new applicants of $5.00 per share.

We cannot assure you, however, that the price of our common stock after the reverse stock split will reflect a reverse split ratio, that the price per share following the Effective Time (as defined below) of the reverse stock split will be maintained for any period of time, or that the price would remain above the pre-split trading price.

If the amendment is adopted and the Board of Directors determines to proceed with a reverse stock split, the reverse split will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada (the “Effective Time”). The Certificate of Amendment to be filed at the Effective Time will be in substantially the form as set forth in Annex A to this proxy statement.

Effect of Reverse Stock Split

We estimate that, following the reverse stock split, we would have approximately the same number of shareholders and, except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split would not itself affect any shareholder’s proportionate equity interest in the Company. By way of example, a shareholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares of common stock would continue to own 1% of our outstanding shares of common stock after the reverse stock split.

Depending on the reverse stock split ratio, if any, selected by the Board, the Company’s authorized capital stock will be affected as follows:

	Outstanding Common Stock(1)	Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock
Current as of September 1, 2008(2)	351,137,672	—	500,000,000	50,000,000	550,000,000
One-for-15	23,409,178	—	500,000,000	50,000,000	550,000,000
One-for-30	11,704,589	—	500,000,000	50,000,000	550,000,000
One-for-50	7,022,753	—	500,000,000	50,000,000	550,000,000

(1)	Fully diluted.
(2)	For comparison purposes.

There will not be any dilution in the percentage ownership of our current shareholders as a result of the reverse stock split, except for immaterial dilution resulting from the payment of cash in lieu of fractional shares.

The reverse stock split may increase the number of our shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

As discussed below under “Accounting Consequences,” upon the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be divided by the denominator of the split ratio, and the additional paid-in capital will be credited with the amount by which the stated capital is reduced.

Treatment of Fractional Shares

No certificate or scrip representing fractional shares of our common stock will be issued following the reverse stock split, and any such fractional shares interests will not entitle the owner thereof to any rights as a stockholder of the Company. Each holder of certificates who would otherwise have been entitled to a fraction of a share will receive a full share of our common stock.

Effect of the Reverse Stock Split on Options and Warrants

The number of shares subject to our outstanding common stock options and warrants will automatically be reduced in the same ratio as a reverse split ratio. Accordingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares of common stock subject to the options will remain unchanged. For example, if an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share, on the effectiveness of a hypothetical one-for-ten reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $10.00 per share. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded up to the nearest whole share.

Exchange of Stock Certificates

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the reverse stock split will occur automatically at the Effective Time without any action on the part of our shareholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

As soon as practicable after the Effective Time, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such shareholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split, together with any cash payment in lieu of fractional shares from proceeds of the sale of fractional shares by our transfer agent. No new certificates will be issued to a shareholder or cash payments made until the shareholder has surrendered its outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Shareholders should not send in their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

A reverse stock split will not affect the par value of a share of our common stock. As a result of the reduction in our authorized stock, however, at the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced by dividing the amount of the stated capital prior to the reverse stock split by the stock split denominator (including a retroactive adjustment of prior periods), and the additional paid-in capital will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss (both basic and diluted) and dividends per common share will be higher because there will be fewer shares of common stock outstanding.

Material Tax Consequences

The following summary of certain material federal income tax consequences of a reverse split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of common stock will be held as a “capital asset” (generally, property held for investment) as defined in the Code.

Holders of common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse split in light of their personal circumstances and the consequences under state, local and foreign tax laws. A reverse split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by Thorium Power in connection with a reverse split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse common stock solely for shares of post-reverse common stock. The aggregate basis of the shares of the common stock to be received in a reverse split will be the same as the aggregate basis of the shares of common stock surrendered in exchange therefore. The holding period of the shares of common stock to be received in a reverse split will include the holding period of the shares of common stock surrendered in exchange therefor.

Thorium Power’s views regarding the tax consequences of a reverse split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of a reverse split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF THORIUM POWER COMMON STOCK AND PREFERRED STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

No Appraisal Rights

Under applicable Nevada law, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to our Articles of Incorporation to effect the reverse stock split.

Vote Recommendation

The Board has approved this amendment to our Articles of Incorporation and recommends a vote “FOR” this proposal.

PROPOSAL 4

APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION TO
CHANGE OUR NAME TO LIGHTBRIDGE CORPORATION

The Board of Directors has approved an amendment to our articles of incorporation changing the Company’s name to “Lightbridge Corporation.” The name change is intended to more accurately reflect the varied nature our business operations.

Vote Recommendation

The Board has approved this amendment to our Articles of Incorporation and recommends a vote “FOR” this proposal.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card in accordance with their judgment on such matters.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders who wish to communicate with the Board of Directors. Shareholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of Thorium Power, Ltd. at 1600 Tysons Boulevard, Suite 550, McLean, Virginia, 22102, no later than the close of business on December 31, 2008. A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to Dennis Hays, our Secretary, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

September 22, 2008	By Order of the Board of Directors

/s/ Dennis Hays
Dennis Hays
Secretary

THORIUM POWER, LTD.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 24, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of THORIUM POWER, LTD., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated September 22, 2008, and hereby constitutes and appoints Seth Grae and Dennis Hays, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2008 Annual Meeting of Shareholders to be held on October 24, 2008, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: ☐ Seth Grae Thomas Graham, Jr. Victor E. Alessi Jack D. Ladd Daniel B. Magraw

Withhold authority for the following:

☐	Seth Grae
☐	Thomas Graham, Jr.
☐	Victor E. Alessi
☐	Jack D. Ladd
☐	Daniel B. Magraw
2.	Approve the ratification of CVWB as the Company’s accountant for fiscal year 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approve and ratify an amendment of our Articles of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock, on or before October 24, 2009, of up to 1-for-50 without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve an amendment to the articles of incorporation of the Company to change the Company’s name to Lightbridge Corporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF CHILD, VAN WAGONER & BRADSHAW, PLCC, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, FOR APPROVAL OF AN AMENDMENT OF OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, ON OR BEFORE OCTOBER 24, 2009, OF UP TO 1-FOR-50 WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS, UPON A DETERMINATION BY OUR BOARD OF DIRECTORS THAT SUCH A REVERSE STOCK SPLIT IS IN THE BEST INTEREST OF THE COMPANY AND OUR STOCKHOLDERS AND FOR APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATE OF THE COMPANY TO CHANGE THE COMPANY’S NAME TO LIGHTBRIDGE CORPORATION. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED SEPTEMBER 22, 2008 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated September 22, 2008, and the 2007 Annual Report to Shareholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date _____________, 2008

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.